Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 3 to this Registration Statement on Form S-1 of our report dated May 1, 2017 with respect to the consolidated financial statements of Air Industries Group, Inc. for the years ended December 31, 2016 and 2015, which appear in its Annual Report on Form 10-K for the year ended December 31, 2016, incorporated herein by reference.

Rotenberg Meril Solomon Bertiger & Guttilla, P.C.

Certified Public Accountants

Saddle Brook NJ

June 28, 2017